SECURITIES AND EXCHANGE COMMISSION
                       WASHINGTON, D.C. 20549


                              FORM 8-K

                           CURRENT REPORT
               PURSUANT TO SECTION 13 OR 15(d) OF THE
                  SECURITIES EXCHANGE ACT OF 1934

  Date of Report (Date of earliest event reported):  August 21, 1998

                         MENLEY & JAMES, INC.
        (Exact name of registrant as specified in its charter)

      Delaware              0-19788                 23-2621602
  (State or Other       (Commission              (I.R.S. Employer
   Jurisdiction of       File Number)            Identification No.)
   Incorporation)


             100 Tournament Drive, Horsham, Pennsylvania  19044
                 (Address of principal executive offices)


                            (215) 441-6500
           (Registrant's telephone number, including area code)

Item 5.  Other Events.

     On February 3, 1998, Menley & James, Inc. (the "Company"), Menley & James Laboratories, Inc., a Delaware corporation and a wholly-owned subsidiary of the Company (the "Subsidiary"), and Numark Laboratories, Inc. ("Numark"), entered into an Asset Purchase Agreement (the "Sale Agreement"), which provides, among other things, for the sale of substantially all of the Subsidiary's assets to Numark. Pursuant to the terms of the Sale Agreement, Numark has agreed to pay $12,930,000 in cash, subject to a maximum adjustment up or down of $500,000 (depending on the level of net tangible assets as of the closing date), and to assume substantially all of the liabilities of the Company. In addition, to pay all of its costs and expenses associated with the Sale, including employee severance obligations, the Company will retain up to $2,000,000 in cash (less amounts paid by the Company prior to closing in satisfaction of such costs).

     The transaction is contingent upon, among other things, approval by the Company's stockholders and other customary conditions, and is expected to close during the fourth quarter of 1998.

     Concurrently with the execution of the Sale Agreement, Warburg, Pincus Investors, L.P., a significant stockholder of the Company, and Lawrence D. White, the President and Chief Executive Officer of the Company, agreed to vote their respective shares of Common Stock in favor of approval and adoption of the Sale Agreement so long as the Sale Agreement has not been terminated. Warburg, Pincus Investors, L.P. and Mr. White represent in the aggregate approximately 53.2% of the issued and outstanding shares of Common Stock.


Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

(c)  Exhibits.

99.1 Press Release dated August 21, 1998

                                     Signature

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                               MENLEY & JAMES, INC.

Date:  August 31, 1998                         By: /s/ William W. Yeager
                                                   William W. Yeager
                                                   Chief Financial Officer
                                                   (and duly authorized
                                                  officer of the registrant)

                                                              EXHIBIT 99.1

CONTACT:  William W. Yeager                     Fredric J. Spar
          Chief Financial Officer               Kekst and Company
          215-441-6500                          212-521-4800


               MENLEY & JAMES TO SELL ENTIRE PRODUCT PORTFOLIO
               TO NUMARK LABORATORIES FOR $12.93 MILLION CASH

     -Menley & James to Seek Merger Partner with New Business Focus-

HORSHAM, Pa., August 21, 1998 - Menley & James, Inc. (Nasdaq: MENJ) today announced it has signed a definitive agreement for the sale of substantially all of its assets and liabilities to Numark Laboratories, Inc., a privately held company, for a cash consideration of $12.93 million, subject to a post-closing increase or decrease of up to $500,000 depending on the level of net tangible assets as of the closing date. The assets of the Company consist principally of its portfolio of 29 over-the-counter (OTC) pharmaceutical and toiletries products.

The transaction, which is subject to shareholder approval and other customary conditions, is expected to be completed during the fourth quarter of 1998.

In reaching this decision, the Board considered the fact that upon completion of this transaction, Menley & James will be a debt free company with approximately $12.93 million in cash and cash equivalents. It will have an estimated net operating loss carry forward of approximately $7.3 million and an estimated available capital loss of approximately $24.5 million.

Menley & James does not expect to liquidate or make a distribution to stockholders as a result of the proposed transaction. Instead, Menley & James, with the assistance of Warburg, Pincus Investors, LP, will seek merger candidates that will seek to take the company in a new direction and generate greater opportunities than those available through its previous business focus.

Menley & James, Inc. produces and markets a diversified portfolio of over-the-counter (OTC) pharmaceutical and toiletry products sold in drug stores, supermarkets and mass merchandisers throughout the United States.

The Private Securities Litigation Reform Act of 1995 provides a "safe harbor" for forward-looking statements so long as those statements are identified as forward-looking and are accompanied by meaningful cautionary statements identifying important factors that could cause actual results to differ materially from those projected in such statements. There can be no assurance that the forward-looking statements contained in the fourth paragraph of this press release will be realized due to the risks and uncertainties associated with identifying an appropriate merger candidate, completing such a transaction (including obtaining required financing on acceptable terms and conditions), and the risks and uncertainties associated with operating the acquired business. In light of the foregoing, readers are cautioned not to place undue reliance on the forward-looking statements contained herein.